Partnership of:
DALE MATHESON	Vancouver	Robert J. Burkart, Inc.	James F. Carr-Hilton Ltd.	Kenneth P. Chong Inc.
CARR-HILTON LABONTE LLP		Alvin F. Dale Ltd.	Barry S. Hartley, Inc.	Reginald J. LaBonte Ltd.
		Robert J. Matheson, Inc.	Rakesh I. Patel Inc.	F.M. Yada FCA Inc.
DMCL CHARTERED ACCOUNTANTS	South Surrey	Michael K. Braun Inc.	Peter J. Donaldson, Inc.
	Port Coquitlam	Wilfred A. Jacobson Inc.	G.D. Lee Inc.	Fraser G. Ross, Ltd.
Brian A. Shaw Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors,

Reg Technologies Inc.

We consent to the inclusion in the Form 20-F/A of our report dated August 24, 2009, except for Note 15 which is as of November 13, 2009, on the consolidated balance sheet of Reg Technologies Inc. as of April 30, 2009 and the related consolidated statements of loss and comprehensive loss, stockholders’ equity and cash flows for the year then ended.

   “DMCL” (signed)

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 17, 2011

Vancouver	(Head Office) Suite 1500 – 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: • Fax: 604 689 2778 – Main Reception
South Surrey	Suite 301 – 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam	Suite 700 – 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971